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INDEPENDENT AUDITORS' CONSENT                                       EXHIBIT 23.1


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-36920 of Key Technology, Inc. on Form S-4 of our reports on the following financial statements of the following companies (for the periods indicated) appearing in the Prospectus, which is part of such Registration
Statement:

     - Our report dated November 13, 2000 (December 14, 2000 as to information in Note 6) on the consolidated financial statements of Key Technology, Inc. as of September 30, 2000 and 1999 and for each of the three years in the period ended September 30, 2000

     - Our report dated July 11, 2000 on the combined financial statements of Farmco, Inc. and Ro-Tech, Inc. as of and for the year ended December 31, 1999

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Portland, Oregon
March 20, 2001